EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-18981, 333-18983, 333-18985, 333-18987, 333-18989, 333-29153, 333-63493, 333-36646, 333-46126, 333-67710, 333-133346,333-137569, 333-152349 and 333-176112, (all on Form S-8) of SRS Labs, Inc. of our report dated March 12, 2012, relating to our audits of the consolidated financial statements, the financial statement Schedule II and internal control over financial reporting, which appears in SRS Labs, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 14, 2012